As filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 333-135878

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE KNOT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	462 Broadway, 6th Floor New York, New York 10013 (212) 219-8555	13-3895178 (I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

David Liu
President and Chief Executive Officer
The Knot, Inc.
462 Broadway, 6th Floor
New York, New York 10013
(212) 219-8555

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Brian B. Margolis, Esq. Proskauer Rose LLP 1585 Broadway New York, NY 10036 (212) 969-3000	Glenn M. Reiter, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      The Knot, Inc. has prepared this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-135878) for the purpose of filing an exhibit to the Registration Statement. Amendment No. 2 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered.

Amount to be Paid
SEC registration fee	$18,837
NASD filing fee	18,104
Nasdaq Global Market listing fee	45,000
Legal fees and expenses	350,000
Accounting fees and expenses	250,000
Printing and engraving expenses	200,000
Blue Sky fees and expenses	7,500
Transfer agent and Registrar fees and expenses	7,500
Miscellaneous	103,059

Total	$1,000,000

Item 15. Indemnification of Directors and Officers

      Our amended and restated certificate of incorporation provides that the liability of a director of The Knot shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under the Delaware General Corporation Law, our directors have a fiduciary duty to The Knot which is not eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.

      Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

•	for any breach of the director's duty of loyalty to The Knot or its stockholders;

•	for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for the payment of dividends or approval of stock repurchases or redemptions that are prohibited by the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

      The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement, a vote of stockholders or otherwise. Our amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that The Knot shall fully indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director or officer of The Knot or is or was serving at the request of The Knot as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification shall be against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding.

Item 16. Exhibits and Financial Statement Schedules

      (a) Exhibits.

Number	Description
1.1	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger and Reorganization dated as of June 5, 2006, by and among the Registrant, IDO Acquisition Corporation, WeddingChannel.com, Inc., and, solely with respect to certain sections, Lee B. Essner (Incorporated by reference to the identically numbered exhibit to the Registrant's Current Report on Form 8-K filed on June 5, 2006)

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration number 333-87345) (the “Form S-1”))

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Form S-1)

4.1	Specimen Common Stock certificate (Incorporated by reference to the identically numbered exhibit to the Form S-1)

4.2	See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of common stock of the Registrant

4.3	Warrant Agreement of America Online, Inc. (Incorporated by reference to Exhibit 4.4 to the Form S-1)

4.4	Subscription Agreement by and between The Knot and T. Rowe Price Associates, Inc. on behalf of its participating clients specified therein, dated as of November 18, 2003 (Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-3 (Registration number 333-111060) (the “2003 Form S-3”))

4.5	Subscription Agreement by and between The Knot and investment funds advised by Capital Research and Management Company, dated as of November 18, 2003 (Incorporated by reference to the identically numbered exhibit to the 2003 Form S-3)

4.6	Warrant Certificate issued to Allen & Company LLC on October 27, 2004 (Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K filed on March 21, 2005)

4.7	Subscription Agreement by and between The Knot, Inc. and T. Rowe Price Associates, Inc. on behalf of its participating clients specified therein, dated as of July 7, 2006 (Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-3 (Registration number 333-135877) (the “2006 Form S-3”))

4.8	Subscription Agreement by and between The Knot and investment funds advised by Capital Research and Management Company, dated as of July 7, 2006 (Incorporated by reference to the identically numbered exhibit to the 2006 Form S-3)

4.9	Subscription Agreement by and between The Knot and investment funds advised by Ashford Capital Management, Inc., dated as of July 7, 2006 (Incorporated by reference to the identically numbered exhibit to the 2006 Form S-3)

5.1*	Opinion of Proskauer Rose LLP

10.3	Employment Agreement between The Knot, Inc. and Richard Szefc (Incorporated by reference to the identically numbered exhibit to the Form S-1)

10.4	Employment Agreement between The Knot, Inc. and Sandra Stiles (Incorporated by reference to the identically numbered exhibit to the Form S-1)

10.5	2000 Non-Officer Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (Registration number 333-41960))

Number	Description
10.6	Amended and Restated 1999 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (Registration number 333-74398))

10.7	Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.6 to the Form S-1)

10.8	Third Amended and Restated Investor Rights Agreement (Incorporated by reference to Exhibit 10.7 to the Form S-1)

10.11	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.10 to the Form S-1)

10.12	Common Stock Purchase Agreement between The Knot, Inc. and May Bridal Corporation (Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K filed on March 29, 2002)

10.13	Amendment to Common Stock Purchase Agreement between The Knot and May Bridal Corporation, dated as of November 11, 2003 (Incorporated by reference to the identically numbered exhibit to the 2003 Form S-3)

10.14	Agreement of Settlement and Mutual Release between The Knot, Inc. and America Online, Inc. (Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K filed on March 21, 2005)

10.15	Voting Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Federated Corporate Service, Inc. (Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed on June 5, 2006)

10.16	Stock Resale Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Federated Corporate Service, Inc. (Incorporated by reference to Exhibit 2.6 to the Registrant's Current Report on Form 8-K filed on June 5, 2006)

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Previously filed.

Item 17. Undertakings

      The undersigned Registrant hereby undertakes:

      (A) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (B) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of August, 2006.

THE KNOT, INC.

By:	/s/ David Liu David Liu President, Chief Executive Officer and Chairman of the Board of Directors

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on August 8, 2006.

Signature	Title(s)
/s/ David Liu David Liu	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)
/s/ Richard Szefc Richard Szefc	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)
* Sandra Stiles	Chief Operating Officer, Assistant Secretary and Director
* Charles Baker	Director
* Lisa Gersh	Director
* Matthew Strauss	Director
* Ann Winblad	Director
*By:	/s/ Richard Szefc Richard Szefc Attorney-in-fact

INDEX TO EXHIBITS

Number	Description
1.1	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger and Reorganization dated as of June 5, 2006, by and among the Registrant, IDO Acquisition Corporation, WeddingChannel.com, Inc., and, solely with respect to certain sections, Lee B. Essner (Incorporated by reference to the identically numbered exhibit to the Registrant's Current Report on Form 8-K filed on June 5, 2006)

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration number 333-87345) (the “Form S-1”))

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Form S-1)

4.1	Specimen Common Stock certificate (Incorporated by reference to the identically numbered exhibit to the Form S-1)

4.2	See Exhibits 3.1 and 3.2 for provisions defining the rights of holders of common stock of the Registrant

4.3	Warrant Agreement of America Online, Inc. (Incorporated by reference to Exhibit 4.4 to the Form S-1)

4.4	Subscription Agreement by and between The Knot and T. Rowe Price Associates, Inc. on behalf of its participating clients specified therein, dated as of November 18, 2003 (Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-3 (Registration number 333-111060) (the “2003 Form S-3”))

4.5	Subscription Agreement by and between The Knot and investment funds advised by Capital Research and Management Company, dated as of November 18, 2003 (Incorporated by reference to the identically numbered exhibit to the 2003 Form S-3)

4.6	Warrant Certificate issued to Allen & Company LLC on October 27, 2004 (Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K filed on March 21, 2005)

4.7	Subscription Agreement by and between The Knot, Inc. and T. Rowe Price Associates, Inc. on behalf of its participating clients specified therein, dated as of July 7, 2006 (Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-3 (Registration number 333-135877) (the “2006 Form S-3”))

4.8	Subscription Agreement by and between The Knot and investment funds advised by Capital Research and Management Company, dated as of July 7, 2006 (Incorporated by reference to the identically numbered exhibit to the 2006 Form S-3)

4.9	Subscription Agreement by and between The Knot and investment funds advised by Ashford Capital Management, Inc., dated as of July 7, 2006 (Incorporated by reference to the identically numbered exhibit to the 2006 Form S-3)

5.1*	Opinion of Proskauer Rose LLP

10.3	Employment Agreement between The Knot, Inc. and Richard Szefc (Incorporated by reference to the identically numbered exhibit to the Form S-1)

10.4	Employment Agreement between The Knot, Inc. and Sandra Stiles (Incorporated by reference to the identically numbered exhibit to the Form S-1)

10.5	2000 Non-Officer Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (Registration number 333-41960))

10.6	Amended and Restated 1999 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (Registration number 333-74398))

Number	Description
10.7	Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.6 to the Form S-1)

10.8	Third Amended and Restated Investor Rights Agreement (Incorporated by reference to Exhibit 10.7 to the Form S-1)

10.11	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.10 to the Form S-1)

10.12	Common Stock Purchase Agreement between The Knot, Inc. and May Bridal Corporation (Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K filed on March 29, 2002)

10.13	Amendment to Common Stock Purchase Agreement between The Knot and May Bridal Corporation, dated as of November 11, 2003 (Incorporated by reference to the identically numbered exhibit to the 2003 Form S-3)

10.14	Agreement of Settlement and Mutual Release between The Knot, Inc. and America Online, Inc. (Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K filed on March 21, 2005)

10.15	Voting Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Federated Corporate Service, Inc. (Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed on June 5, 2006)

10.16	Stock Resale Agreement, dated as of June 5, 2006, by and between The Knot, Inc. and Federated Corporate Service, Inc. (Incorporated by reference to Exhibit 2.6 to the Registrant's Current Report on Form 8-K filed on June 5, 2006)

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Previously filed.